FOR IMMEDIATE RELEASE
Contact: Carol DiRaimo, Vice President of Investor Relations
         (913) 967-4109


            Applebee's International to Broadcast First Quarter 2007
                   Earnings Conference Call Over the Internet

OVERLAND PARK, KAN., April 25, 2007 -- Applebee's International, Inc. (Nasdaq:APPB) will be releasing first quarter 2007 earnings after the market closes on Wednesday, May 2, 2007. Comparable sales for both the March and April fiscal periods will be included in the release. The company will host a conference call to review the results on Thursday morning, May 3, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time), which will be broadcast live over the Internet.

To listen to the conference call, please go to the Investors section of the company's website (www.applebees.com) at least 15 minutes prior to the commencement of the call to register, download, and install any necessary audio software. A replay will be available shortly after the call.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of March 31, 2007, there were 1,930 Applebee's restaurants operating system-wide in 49 states, one U.S. territory, and 16 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


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